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                                                                  Exhibit (a)(7)


                                   SUPPLEMENT

                             DATED FEBRUARY 4, 2004

                                       TO

                                OFFER TO PURCHASE

                             DATED JANUARY 9, 2004,

                AS AMENDED JANUARY 27, 2004 AND FEBRUARY 4, 2004



                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                                OFFER TO PURCHASE
                      OPTIONS TO PURCHASE ITS COMMON STOCK

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           THIS OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME,
               ON FEBRUARY 12, 2004, UNLESS THE OFFER IS EXTENDED.

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         Enclosed with this Supplement is an amended version of the Offer to
Purchase, dated February 4, 2004. This Supplement points out areas in which the Offer to Purchase was amended in any material respect following the issuance of the previous Supplement, dated January 27, 2004, and this Supplement should be read in conjunction with the Offer to Purchase, as amended, and the previous Supplement.

                  1. In the original Offer to Purchase, we indicated that one of the reasons that we could decide to extend, terminate, or amend the offer would be the occurrence of "any other event" that, in our reasonable judgment, would make it inadvisable to proceed with the offer. We have modified the Offer to Purchase to eliminate the reference to "any other event." This change clarifies the circumstances that could lead us to extend, terminate, or amend the offer.

         The section of the Offer to Purchase that is impacted by this change is captioned "The Offer - Conditions" on page 9 of the Offer to Purchase.

                  2. We have modified the original Offer to Purchase to indicate that SCT will no longer grant options to purchase its common stock after the merger of Schoolhouse Acquisition Corp. Inc. with and into SCT is completed. We have been advised by SunGard Data Systems Inc. that, while it has not made any definitive determination to grant options to purchase common stock of SunGard Data Systems Inc. to SCT employees in the future, an optionholder's decision not to tender eligible options in this offer will not make it less likely that SunGard will make a future grant of SunGard stock options to that optionholder.

         The sections of the Offer to Purchase that are impacted by this change are captioned "Significant Consequences to Non-Tendering Optionholders" on page 8 of the Offer to Purchase and "The Merger -- General" on page 15 of the Offer to Purchase.

                  3. We have modified the withdrawal form to eliminate any requirement that optionholders acknowledge that they have read and understood the withdrawal form if they elect to withdraw a previous election to tender eligible options in the offer.



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         An updated version of the withdrawal form may be obtained from Mary
Ellen Roth at 610-578-5206. Alternatively, you may use the withdrawal form filed as exhibit (a)(4) to our Schedule TO-I/A, Amendment No. 2, filed with the Securities and Exchange Commission on February 4, 2004, which is accessible through the SCT website.

         If you have previously submitted a properly completed and signed election to tender eligible options in this offer and wish to withdraw your tender and retain your options, please complete, sign, and return the updated withdrawal form enclosed with this package. If you have previously submitted a properly completed and signed withdrawal form, you may either (a) do nothing, in which case your previously submitted form will remain in full force and effect, or (b) complete, sign, and return the updated withdrawal form enclosed with this package, in which case your previously submitted withdrawal form will be cancelled and superseded by the updated withdrawal form.

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Completed election forms or withdrawal forms and questions and requests for assistance or for additional copies of this offer to purchase or the related election or withdrawal form may be directed to Mary Ellen Roth at Systems & Computer Technology Corporation at (610) 578-5206 (telephone) OR (610) 578-7411 (facsimile).

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